UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 23, 2007

Date of report (Date of earliest event reported)

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 595-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On May 23, 2007, the Board of Directors of ConAgra Foods, Inc. (the “Company”) elected Ruth Ann Marshall and Andrew J. Schindler as directors of the Company on the recommendation of the Board’s Nominating Committee. They are eligible to participate in the non-management director compensation arrangements described in the Company’s August 2006 proxy statement.

(e) Mr. Gary Rodkin, Chief Executive Officer, advised the Company on May 23, 2007 of his desire to waive any right to continue receiving an allowance for temporary living-related expenses in Omaha, Nebraska, and associated tax gross-ups. At his request, Mr. Rodkin will cease receiving these benefits as of May 28, 2007 (the first day of the Company’s 2008 fiscal year). Mr. Rodkin is actively seeking permanent housing in Omaha.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: May 25, 2007	By:	/s/ Colleen Batcheler
	Name:	Colleen Batcheler
	Title:	Vice President, Chief Securities Counsel and Corporate Secretary